Registration No. 333-179007

As filed with the Securities and Exchange Commission on December 20, 2013

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ACTUANT CORPORATION
(Exact name of registrant as specified in its charter)

WISCONSIN	39-0168610
(State or other jurisdiction of incorporation of organization)	(I.R.S. Employer Identification No.)

N86 W12500 Westbrook Crossing
Menomonee Falls, Wisconsin 53051
(Address and Zip Code of Principal Executive Offices)

THE ACTUANT CORPORATION 401(k) PLAN, AS AMENDED
ELECTRICAL HOLDINGS 401(k) PLAN
(Full title of the plan)

Andrew G. Lampereur	Copies to:
Executive Vice President and Chief Financial Officer	John Tamisiea
Actuant Corporation	Eric Orsic
N86 W12500 Westbrook Crossing	McDermott Will & Emery LLP
Menomonee Falls, Wisconsin 53051	227 West Monroe Street
Chicago, Illinois 60606
(Name and address of agent for service)

(262) 293-1500
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

Actuant Corporation (the “Registrant”) filed the Form S-8 Registration Statement No. 333-179007 (the “Registration Statement”) with the Securities and Exchange Commission on January 13, 2012 to register 1,000,000 shares of the Registrant’s Class A Common Stock to be offered pursuant to the Actuant Corporation 401(k) Plan (the “Original Plan”).  The Registrant filed Post-Effective Amendment No. 1 to the Registration Statement on October 28, 2013 to add an additional plan, the Electrical Holdings 401(k) Plan (the “Electrical Plan”), to the Registration Statement.

On December 13, 2013, the Registrant completed the sale of its Electrical Segment to Power Products, LLC, an affiliate of Sentinel Capital Partners, L.P. (“Buyer”).  In connection with the sale of the Electrical Segment, the Registrant transferred sponsorship of the Electrical Plan to the Buyer.  The purpose of this Post-Effective Amendment No. 2 is to remove the Electrical Plan from the Registration Statement.  No additional securities are being registered hereby.  The Registration Statement registered a sufficient number of shares of the Registrant’s Class A Common Stock to cover the Registrant’s obligations under the Electrical Plan and the Original Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Menomonee Falls, State of Wisconsin, on December 20, 2013.

ACTUANT CORPORATION

By:	/s/ Andrew G. Lampereur
Name:	Andrew G. Lampereur
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 20, 2013.

Signature	Title

*	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
Robert C. Arzbaecher

*	Director
Gurminder S. Bedi

*	Director and Executive Vice President
Gustav H. P. Boel

*	Director
Thomas J. Fischer

*	Director
William K. Hall

*	Director
R. Alan Hunter, Jr.

*	Director
Robert A. Peterson

*	Director
Holly A. Van Deursen

*	Director
Dennis K. Williams

/s/ Mark Goldstein	Director, President and Chief Operating Officer
Mark Goldstein
/s/ Andrew G. Lampereur	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Andrew G. Lampereur

*	Controller (Principal Accounting Officer)
Matthew P. Pauli

* /s/ Andrew G. Lampereur	Attorney-in-fact
Andrew G. Lampereur

Pursuant to the requirements of the Securities Act of 1933, an authorized representative of the Actuant Corporation 401(k) Plan and the Electrical Holdings 401(k) Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Menomonee Falls, State of Wisconsin, on December 20, 2013.

ACTUANT CORPORATION 401(k) PLAN

By:	/s/ Matthew P. Pauli
Name:	Matthew P. Pauli
Title:	Plan Administrative Committee Member

ELECTRICAL HOLDINGS 401(k) PLAN

By:	/s/ Matthew P. Pauli
Name:	Matthew P. Pauli
Title:	Plan Administrative Committee Member